                                                                      EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
PRIMARY

                                                     Three months ended
                                                         December 31,
                                                     ------------------
(In thousands, except per share amounts)              1993        1992
-----------------------------------------------------------------------
                                                          (Note 3)

Earnings per Common Share:

   Net income available to common stockholders....  $ 8,861     $ 1,472
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   40,799      39,769


   Adjustments:

     Assumed issuances under stock option
     and stock purchase plans.....................    2,783       2,839
                                                    -------     -------

Total shares .....................................   43,582      42,608
                                                    =======     =======



Earnings per common share.........................  $   .20     $   .04
                                                    =======     =======

                                                                      EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
ASSUMING FULL DILUTION


                                                     Three months ended
                                                         December 31,
                                                     ------------------
(In thousands, except per share amounts)              1993        1992
-----------------------------------------------------------------------
                                                          (Note 3)

Earnings per Common Share:

   Net income available to common stockholders....  $ 8,861     $ 1,472
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   40,799      39,769


   Adjustments:

     Assumed issuances under stock option
     and stock purchase plans.....................    3,656       4,209
                                                    -------     -------

Total shares .....................................   44,455      43,978
                                                    =======     =======


Earnings per common share.........................  $   .20     $   .04
                                                    =======     =======





                                      -13-